Exhibit 99.1


For more information call:
Rick Van Warner
(407) 256-5865

FOR IMMEDIATE RELEASE


                INVESTORS BUY OWNERSHIP STAKE
                IN SHELLS SEAFOOD RESTAURANTS

      TAMPA, FL, June 25, 2004 - Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) announced that certain outside investors have acquired a significant ownership stake in the company from Tampa-based Shells Investment Partners, LLC.
      Two investment entities, GCM Shells Seafood Partners LLC and Trinad Capital LP, will pay $1 million to acquire Shells Investment Partners' $1 million promissory note. As part of the transaction, Shells Investment Partners transferred to GCM and Trinad warrants to purchase approximately 4 million shares of the company's stock. Shells Investment Partners retained 10 percent of its original warrants, and will be paid the accrued interest owed under its original investment agreement. Under new terms tied to the note and warrant transfer, Shells Seafood Restaurants will pay that interest in 24 monthly installments beginning in June 2005.
      The note and warrants being purchased represent 50 percent of the $2 million in private financing Shells received in January 2002. Shells' largest shareholder Frederick R. Adler and Banyon Investments LLC, a firm associated with Adler and Shells' chairman Philip Chapman, hold the other $1 million note and related warrants.
      Several changes to Shells' board of directors will occur due to the transfer of the note. Under the terms of the agreements entered into in connection with the $2 million financing of 2002, each $1 million noteholder has the right to nominate three directors.
      Shells Investment Partners' three seats have been transferred to the new investors, with J. Steven Gardner, John N. Giordano, and Thomas R. Newkirk resigning immediately from the board.
      Joining Shells board of directors will be Robert S. Ellin, a Managing Member of Trinad Capital LP, Jay A. Wolf, Managing Director of Trinad, and Gary Herman, Managing Member of Galloway Capital Management LLC.
      Banyon Investments retains its three seats on the board.
      Shells Seafood Restaurants Inc. manages and operates 26 full service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

      In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits;
increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality;
demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings and closings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements.
An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.